Exhibit 10.3

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of February 2, 2015, among ENPHASE ENERGY, INC., a Delaware corporation (“Borrower”), the lenders identified on the signature pages hereto (together with their respective successors and assigns, each individually a “Lender” and collectively, the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), and is made with reference to that certain Credit Agreement, dated as of November 7, 2012 (the “Credit Agreement”), by and among Borrower, the Lenders and Agent, as amended by Amendment No. 1 to Credit Agreement dated as of February 14, 2014. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.
RECITALS
WHEREAS, Agent, the Lenders and Borrower have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrower as set forth in the Credit Agreement and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto;
WHEREAS, Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement, and Agent and the Lenders are willing to make such amendments, subject to the terms and conditions set forth herein; and
WHEREAS, by this Amendment, Borrower, Agent and the Lenders desire and intend to evidence such amendments.
NOW, THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

Section 1.	AMENDMENTS TO THE CREDIT AGREEMENT
A.    Section 5.15 of the Credit Agreement is hereby amended to read as follows:
“5.15    Location of Inventory. Borrower will, and will cause each of the other Loan Parties to keep (i) its and their Inventory, to the extent located within the United States, only at the Flextronics Facility and the locations identified on Schedule 4.24 of the Disclosure Letter, in each case subject to a bailee agreement in form and substance satisfactory to Agent; provided that Borrower and the other Loan Parties may keep up to $50,000 in the aggregate at any time at other locations located within the United States; provided further that up

17355043.4

to $3,000,000 of Inventory may be transferred by Borrower to an international Flextronics location or to an Expeditors International Pty Ltd. location for the sale of such Inventory by a Subsidiary of Borrower organized outside of the United States in the ordinary course of business and (ii) its and their chief executive offices only at the locations identified on Schedule 7 of the Guaranty and Security Agreement; provided further, that Borrower may amend Schedule 4.24 of the Disclosure Letter or Schedule 7 of the Guaranty and Security Agreement so long as such amendment occurs by written notice to Agent not less than 15 days prior to the date on which such Inventory is moved to such new location or such chief executive office is relocated and so long as such new location is within the continental United States and such chief executive office is relocated within the continental United States; provided further that Borrower may maintain (A) (i) test equipment, (ii) up to $3,000,000 at any one time of raw materials and (iii) other Equipment, in each case in transit from Borrower’s suppliers to the Flextronics Facility and (B) test equipment and other Equipment disposed of in accordance with clause (p) of the definition of Permitted Dispositions and re-acquired in accordance with clause (s) of the definition of “Permitted Investments”, at any Flextronics facility in the People’s Republic of China.”
B.    The definition of Permitted Dispositions set forth in Schedule 1.1 of the Credit Agreement hereby amended by deleting the “and” at the end of clause (o), re-designating the existing clause (p) as clause (q) and adding the following clause (p) after clause (o):
“(p) dispositions of assets constituting Equipment sold to Flextronics so long as: (i) it is maintained at one of Flextronic’s facilities located in the People’s Republic of China, (ii) such Equipment is re-acquired by Borrower within 30 days after its arrival to the relevant facility, (iii) at the time of any such disposition of such Equipment and immediately after giving effect to the same, Liquidity is equal to or greater than $25,000,000 and Availability is equal to or greater than $12,500,000, and”
C.    The definition of Permitted Investments set forth in Schedule 1.1 of the Credit Agreement hereby amended by deleting the “and” at the end of clause (q), deleting the “.” At the end of clause (r) and replacing it with a “, and”, and adding the following clause (s) after clause (r):
(s) Investments resulting from the re-purchase of Equipment disposed of pursuant to clause (p) of the definition of “Permitted Dispositions”.
D.    Schedule 1.1 (Definitions) to the Credit Agreement is hereby amended by inserting the following defined terms in alphabetical order:

“Amendment No. 2” means that certain Amendment No. 2 to Credit Agreement, dated as of February 2, 2015, by and among Borrower, the Lenders and Agent.
“Amendment No. 2 Effective Date” has the meaning specified therefor in Amendment No. 2.

Section 2.	CONDITIONS PRECEDENT
This Amendment shall become effective on the first date upon which each of the following conditions precedent has been waived or satisfied in a manner satisfactory to Agent (such date being the “Amendment No. 2 Effective Date”):
(i)    Agent shall have received this Amendment, duly authorized, executed and delivered by Borrower, Agent and the Lenders (the Credit Agreement, Exhibits and Schedules as so amended by this Amendment being referred to herein as the “Amended Credit Agreement”);
(ii)    Agent shall have received evidence that the Hercules Facility has been paid in full and all liens securing the same have been terminated;
(iii)    on the date of this Amendment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, nor shall either result from the entry into this Amendment;
(iv)    the representations and warranties contained in Section 3 of this Amendment shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment and on the Amendment No. 2 Effective Date (except, in each case, to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date); and
(v)    Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment (to the extent incurred on or prior to the Amendment No. 2 Effective Date).

Section 3.	BORROWER’S REPRESENTATIONS AND WARRANTIES
Borrower hereby represents and warrants to the Lender Group the following (which shall survive execution and delivery of this Amendment), the truth and accuracy of which representations and warranties are a continuing condition of the making of Revolving Loans and providing Letters of Credit to Borrower:

A.    Due Organization. Borrower (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and, with respect to the Borrower, to enter into this Amendment and to carry out the transactions contemplated by the Amended Credit Agreement.
B.    Binding Obligations. This Amendment, when duly executed and delivered by Borrower, will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
C.    Due Authorization; No Conflict.
(i)    The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Credit Agreement have been duly authorized by all necessary action on the part of Borrower.
(ii)    The execution and delivery by Borrower of this Amendment, and the performance by Borrower of the Amended Credit Agreement do not and will not (a) violate any material provision of federal, state, or local law or regulation applicable to Borrower or its Subsidiaries, the Governing Documents of Borrower or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower or its Subsidiaries, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of Borrower or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of Borrower or its Subsidiaries, other than Permitted Liens, or (d) require any approval of any holder of Equity Interests of Borrower or any approval or consent of any Person under any material agreement of Borrower, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
D.    Governmental Consents. The execution and delivery by Borrower of this Amendment, and the performance by Borrower of the Amended Credit Agreement and the consummation of the transactions contemplated hereby do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that (i) have been obtained and that are still in force and effect or (ii) the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect.
E.    Incorporation of Representations and Warranties From Amended Credit Agreement. The representations and warranties of the Loan Parties contained in the Credit

Agreement, the Amended Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment No. 2 Effective Date as though made on and as the date hereof (except to the extent such representations and warranties specifically relate to an earlier date).
F.    No Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

Section 4.	MISCELLANEOUS
A.    Effect of this Amendment.
(i)    On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.
(ii)    Except as expressly amended pursuant hereto, no other changes, waiver or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified and confirmed by all parties hereto as of the date hereof. To the extent that any provision of the Credit Agreement or any of the other Loan Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.
B.    Further Assurances. The Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes hereof.
C.    Governing Law. The validity of this Amendment, the construction, interpretation and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related thereto shall be determined under, governed by, and construed in accordance with the laws of the State of California.
D.    Binding Effect. This Amendment shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto.
E.    Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission (including .pdf format) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission (including .pdf format) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
BORROWER:
ENPHASE ENERGY, INC.

By:	/s/ Kris Sennesael
Name: Kris Sennesael
Title: CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Patrick McCormack
Name: Patrick McCormack
Title: Authorized Signatory